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                                                                  EXHIBIT 10 hhh
                                                                  --------------

                             DEATH BENEFIT AGREEMENT

         THIS DEATH BENEFIT AGREEMENT (the "Agreement") is hereby made between Allen Telecom Inc., a Delaware corporation ("Allen"), and ______________________ (the "Employee")
                              W I T N E S S E T H:

         WHEREAS, the Employee is the [TITLE] of Allen; and

         WHEREAS, Allen is the owner of one or more life insurance policies on the life of the Employee (the "Policy"); and

         WHEREAS, the Employee wishes to provide for the benefit and protection of his beneficiary or beneficiaries in the event of his death; and

         WHEREAS, the Corporation, in recognition of the Employee's services, wishes to assist the Employee in providing such benefits.

         NOW, THEREFORE in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

1. DEFINITION - For purposes of this Agreement, "Annual Compensation" shall mean and include the annual base salary being paid to the Employee by Allen or by any subsidiary owned at least 50% by Allen (an "Affiliate") before any reductions for contributions made to any retirement, salary deferral or welfare benefit plans. Annual Compensation shall not include any other items of remuneration such as bonuses, employer contributions to employee benefit plans, the value of stock options or other equity awards, payments with respect to this Agreement or reimbursement of expenses.

2. OWNERSHIP OF POLICY - Allen will continue to own the Policy and, accordingly, is empowered to exercise all rights and incidents of ownership thereof, except as otherwise provided herein.
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3.       BENEFICIARY DESIGNATIONS AND SETTLEMENT OPTIONS - Beneficiary
     designations and settlement options for the Policy shall be selected on the date hereof and, if necessary, shall be adjusted from time to time during the term of this Agreement so that proceeds receivable under the Policy upon the Employee's death shall be paid as follows:

     A. A lump sum equal to (i) 500% of the Employee's Annual Compensation as of the date of his death minus (ii) $50,000, shall be paid to the beneficiary or beneficiaries designated on Schedule "A".

     B. Any proceeds payable under the Policy upon the death of the Employee in excess of the amount described in Paragraph A of this Section 3 shall be paid in a lump sum to Allen.

     C. The beneficiary designations and settlement options required to effect payments under the Policy to comply with the foregoing provisions shall not be changed without the prior written consent of the Employee.

     D. If the amount described in Paragraph A of this Section 3 exceeds the total death benefit payable under the Policy as of the date of the Employee's death, such excess shall nonetheless be payable by Allen either from its assets, or from the proceeds of one or more additional insurance policies (other than Allen's group term life insurance plan for its employees), which Allen may elect to acquire. If Allen elects to acquire additional insurance on the Employee's life to fund any such excess, the Employee will cooperate with Allen in the acquisition of such insurance; provided, however, that the cost of such insurance shall be paid solely by Allen.
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4.       PAYMENT OF PREMIUMS - All Policy premiums will be paid by Allen. The
     Employee acknowledges that taxable income will be imputed to the Employee for income tax purposes each year as a result of Allen's payment of premiums on the Policy pursuant to this Agreement.

5.       RIGHT OF ALLEN TO MAKE POLICY LOANS -

     A. Allen shall have the right to obtain loans secured by the Policy. Such loans may be obtained either from the insurer or from others. Allen shall have the right to assign the Policy as security for the repayment of such loans. The amount of such loans together with the interest thereon shall at no time exceed the cash surrender value of the Policy as of the date to which the premiums on the Policy have been paid.

     B. If Allen assigns or encumbers the Policy in any way as security for a loan, Allen shall pay all or any part of the principal of and interest on such loan when due and shall not allow such loan to be in default. In any event, any such loan shall be paid in full upon the Employee's death.

     C. If the Policy is assigned or encumbered in any way, other than by a Policy loan on the date of the Employee's death, Allen will promptly take all steps which may be necessary to secure a release or discharge of the assignment or encumbrance so that the portion of the death proceeds payable under the Policy to the beneficiaries designated in Schedule "A" will be paid promptly.

6. DEATH CLAIMS - If the Employee dies while this Agreement is in effect, Allen shall promptly take all steps which are required to cause the proceeds under the Policy to be paid in accordance with this Agreement. The proceeds shall be paid in


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     accordance with the settlement options selected pursuant to Paragraph 3 above, or, in the absence of any such designation, as the beneficiaries designated in Schedule "A" shall direct or, in the absence of any direction by such beneficiaries within twenty (20) days after they have been notified of their right to make such direction, as Allen may elect in its sole discretion.

7. TERMINATION OF AGREEMENT - This Agreement shall terminate upon the termination of the Employee's employment with Allen and its Affiliates for any reason. Upon the termination of this Agreement, Allen shall cease to have any obligation to the Employee with respect to the Policy or the payment of death benefits hereunder.

8. KEEPING POLICY IN EFFECT - Allen agrees that it will keep the Policy in force until this Agreement is terminated.

9. AGREEMENT BINDING ON AFFILIATES - If the Employee is employed at any time by an Affiliate but not by Allen (a) this Agreement shall be deemed to be assigned by Allen to such Affiliate; (b) the Affiliate which then employs the Employee shall be deemed to have been substituted for Allen and to have assumed all of the obligations of Allen hereunder; and (c) Allen shall nevertheless remain liable for the performance of all of its obligations hereunder.

10.      MISCELLANEOUS -

     A. This Agreement shall not be modified or amended except by a writing signed by both parties hereto. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to this Agreement.
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     B.     This Agreement shall be construed under the laws of the State of Ohio.

     C. This Agreement shall supersede any prior understanding and/or agreements between the parties pertaining to the subject matter of this Agreement.

     D. The parties agree to execute and deliver any additional instruments which are reasonably required to give full force and effect to the transactions contemplated by this Agreement.

     E. Any notices sent hereunder shall be deemed sufficient if they are sent to the parties by registered or certified mail return receipt requested. Notice of change of address must be sent in the same manner. Notice shall be deemed given on the date mailed.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ______ day of ________________, 2003.


                                              __________________________________
                                              EMPLOYEE

                                              __________________________________
                                              ALLEN TELECOM INC.


                                              By:_______________________________
                                              Title:____________________________


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                                   SCHEDULE A

            BENEFICIARIES DESIGNATED TO RECEIVE AMOUNTS DESCRIBED IN
                   PARAGRAPH A OF SECTION 3 OF THIS AGREEMENT

Primary Beneficiary:
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Contingent Beneficiary:
----------------------